Exhibit 99.1

N e w s R e l e a s e QUICKSILVER RESOURCES INC. 777 West Rosedale Street Fort Worth, TX 76104 www.qrinc.com

Quicksilver Resources Reports 2008 Third-Quarter Results

Fort Worth Basin Production Doubles to Record Levels

Unit Production Costs Decrease 35%

FORT WORTH, TEXAS (November 5, 2008) – Quicksilver Resources Inc. (NYSE: KWK) today reported financial and operating results for the third quarter of 2008.  Third-quarter 2008 adjusted net income, a non-GAAP measure, was $70.9 million ($.41 per diluted share), up 120% from the adjusted net income of $32.2 million ($.19 per diluted share) in the 2007 period.  Adjusted net income excludes the following items not typically included in published estimates:

•
the unrealized noncash mark-to-market of derivative positions held by BreitBurn Energy Partners, which totaled to a $103.5 million ($67.3 million after tax) charge related to the company’s ownership in BreitBurn Energy Partners in the 2008 quarter;

•	a charge of $9.6 million ($6.3 million after tax, of which $5.0 million was paid in cash) in the 2008 quarter for settlement of litigation;
•	a $7.4 million ($4.8 million after tax) charge in the 2007 period for fees and severance expenses related to the divestment of the company’s Northeast Operations; and
•	a $2.0 million ($1.3 million after tax) benefit on derivatives related to the divestment of the Northeast Operations in the 2007 quarter.

Including the items noted above, Quicksilver reported a net loss of $2.7 million (a loss of $.02 per diluted share) in the 2008 quarter as compared to net income of $28.7 million ($.17 per diluted share) in the prior-year period.  Per-share data reflects the two-for-one stock split effected in the form of a stock dividend on January 31, 2008.

Net cash from operating activities before changes in working capital, a non-GAAP measure, was $126.8 million for the third quarter of 2008, up 64% from $77.4 million in the comparable 2007 period.  Reconciliations of net cash provided by operating activities before working capital changes to net cash provided by operating activities and net income to adjusted net income are provided on pages 9-10 of this news release.

Third-Quarter 2008 Highlights

•	Completed the $1.3 billion acquisition of production, mid-stream, royalty and leasehold interests in Tarrant and Denton counties in Texas
•	Increased Fort Worth Basin daily production volumes 108% year-over-year
•	Increased Canadian daily production volumes 10% year-over-year
•	Reduced unit production costs 35%
•	Drilled 72 horizontal wells in the Fort Worth Basin; connected 66 wells to sales
•	Increased the company’s credit facility by $200 million to $1.2 billion

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“Record production volumes for the quarter were achieved from continued organic growth in our core projects in the Barnett Shale in north Texas and the Horseshoe Canyon coals in Alberta,” said Glenn Darden, Quicksilver president and chief executive officer.  “This growth was enhanced by our recent Fort Worth Basin acquisition that adds 20% to our development inventory in the basin.  Quicksilver’s low cost structure, multi-year hedging strategy and high-quality, long-lived asset base will serve our shareholders well in these economic times.”

Production

For the third quarter of 2008, average daily production increased approximately 17% to 277 million cubic feet of natural gas equivalent (MMcfe) per day from approximately 238 MMcfe per day for the same period in 2007.  The 2007 quarter included production of approximately 76 MMcfe per day associated with the company’s previously owned Northeast Operations, which were divested as of November 1, 2007.  Excluding the divested volumes from the Northeast Operations, production grew nearly 72% year-over-year and was up more than 50% organically.  Total production for the third quarter of 2008 was approximately 25.5 billion cubic feet of natural gas equivalent (Bcfe) compared to approximately 21.9 Bcfe for the third quarter of 2007.  The 2008 production volumes were comprised of approximately 72% natural gas, approximately 25% natural gas liquids (NGL) and approximately 3% crude oil and condensate.

Production, on a MMcfe per day basis, by operating area, for the three months ended September 30, was as follows:

	2008	2007	Change

Texas	211.2	101.4	108%
Other U.S.	3.3	3.1	6%
	214.5	104.5	105%
Canada	62.5	57.0	10%
	277.0	161.5	72%
Northeast Operations*	–	76.2
Total	277.0	237.7	17%

*The company’s Northeast Operations were divested as of November 1, 2007.

Revenues and Costs

Sales of natural gas, NGLs and crude oil increased approximately 45% to $218.2 million in the third quarter of 2008 as compared to $151.0 million in the 2007 quarter.  The increase reflects a 17% increase in equivalent daily production volumes and an approximate 24% increase in the average realized price per thousand cubic feet of natural gas equivalent (Mcfe).  Production expense of $33.5 million for the 2008 third quarter represents a decrease of $10.8 million, or 24%, from the prior-year quarter.  This decrease was primarily due to the absence of costs associated with the divested production from our Northeast Operations offset in part by increased production volumes from the Fort Worth Basin in Texas.  Standardization of production equipment and use of centralized facilities in the Fort Worth Basin has resulted in further reduction in production costs.  Unit production expense,

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including production, gathering and processing, and transportation expense, was $1.31 per Mcfe during the third quarter of 2008, down $.71 per Mcfe as compared to $2.02 per Mcfe in the prior-year quarter.

Loss from Investment in BreitBurn

Quicksilver accounts for its investment in BreitBurn Energy Partners (BBEP) using the equity method, utilizing a one quarter lag from BBEP’s publicly available information.  For the third quarter of 2008, Quicksilver reported a loss of $89.8 million (a loss of $58.4 million after tax) attributable to BBEP’s second-quarter 2008 results, which included a non-realized loss on the mark-to-market of derivatives totaling $103.5 million (a loss of $67.3 million after tax).  Based on commodity prices as of September 30, 2008, Quicksilver expects the mark-to-market on BBEP’s derivatives will reverse in BBEP’s third-quarter 2008 results, which will be reported by Quicksilver in the fourth quarter of this year.  Quicksilver received approximately $11.1 million of cash distributions during the third quarter of 2008 associated with the ownership of these units.

Operational Update

On August 8, 2008, Quicksilver completed the Alliance transaction which included the acquisition of approximately 50 MMcf per day of gross production, mid-stream, royalty interests and approximately 13,000 net acres of leasehold in the Fort Worth Basin located in Tarrant and Denton counties of Texas.  First production from new wells drilled will begin later this year.

During the third quarter of 2008 in the Barnett Shale formation of the Fort Worth Basin, the company drilled 72 (67 net) operated wells and connected 66 (64 net) operated wells to sales.  At September 30, 2008, the company had 14 rigs working in the basin, including four rigs dedicated to the company’s Lake Arlington and Alliance projects.  The company currently has 10 rigs working in the Fort Worth Basin of which five are at the Lake Arlington and Alliance projects.

In Canada, drilling, completion and pipeline operations resumed during the third quarter following the seasonal breakup period.  The company drilled 83 (55 net) wells during the third quarter of 2008 at its Horseshoe Canyon coalbed methane project in Alberta.  With the ongoing success of its production optimization program, the company now expects to drill approximately 200 (124 net) wells in this area during 2008, a reduction of 65 wells from previous expectations, while remaining on track to deliver annual production growth in the range of 7% to 9% from its Canadian operations in 2008.

Total company capital expenditures for the third quarter of 2008 were approximately $350 million, with approximately 70% for drilling and completion activities, approximately 21% for midstream activities and approximately 8% for acreage purchases.  Approximately $50 million of midstream expenditures, representing 70% of the total, was funded by Quicksilver Gas Services utilizing its credit facility which is non-recourse to Quicksilver Resources, however it is fully consolidated.

Capital Structure

At September 30, 2008 the company’s total debt as a percent of total capitalization was approximately 62% based on total consolidated debt outstanding of approximately $2.5 billion, which includes $104.3 million of Quicksilver Gas Services’ debt.

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Fourth-Quarter 2008 Outlook

Fourth-quarter 2008 production volumes are expected to average in the range of 325 MMcfe to 335 MMcfe per day.  Average unit expenses, on a Mcfe basis, are expected as follows:

•	Lease operating	$.75	-	$.80
•	Gathering and processing	.15	-	.20
•	Transportation	.40	-	.45
		1.30	-	1.45
•	Production taxes	.14	-	.16
•	General and administrative	.50	-	.55
•	Depletion, depreciation & accretion	2.00	-	2.05

Conference Call

The company will host a conference call to discuss third-quarter 2008 operating and financial results and its outlook for the future at 11:00 a.m. eastern time today.

Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 27095563, prior to 10:55 a.m. eastern time.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today, and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 by entering the conference ID number 27095563.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles (“non-GAAP”) financial measures of adjusted net income and net cash from operating activities before changes in working capital.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to the GAAP measures of net income, net cash provided by operating activities or any other GAAP measure of liquidity or financial performance.  The items excluded from our calculation of net cash flow from operating activities before working capital changes include cash items that may significantly affect our cash flows.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including shales, coalbed methane, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

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Forward-Looking Statements

The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas, NGL and crude oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, NGL and crude oil reserves and predicting natural gas, NGL and crude oil reservoir performance; effects of hedging natural gas, NGL and crude oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; the effects of existing or future litigation; and other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor & Media Contact:
Rick Buterbaugh
(817) 665-4835

KWK 08-26

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
In thousands, except per share data - Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2007 (1)	2008	2007 (1)
Revenues
Natural gas, NGL and crude oil sales	$218,214	$151,046	$574,717	$398,297
Other	18,048	8,153	17,063	13,880
Total revenues	236,262	159,199	591,780	412,177

Operating expenses
Oil and gas production expense	33,467	44,246	99,557	104,804
Production and ad valorem taxes	4,448	4,366	9,315	13,068
Other operating costs	975	855	2,934	1,940
Depletion, depreciation and accretion	51,777	32,115	125,756	84,614
General and administrative	25,605	14,328	56,402	34,324
Total expenses	116,272	95,910	293,964	238,750
Income from equity affiliates	-	285	-	682
Operating income	119,990	63,574	297,816	174,109
Equity loss from BreitBurn Energy Partners	89,814	-	93,864	-
Other expense (income) - net	2,113	(385)	1,055	(1,856)
Interest expense	34,327	20,690	60,625	53,858
Income (loss) before income taxes and minority interest	(6,264)	43,269	142,272	122,107
Income tax expense (benefit)	(4,714)	14,093	47,754	38,158
Minority interest expense, net of income tax	1,125	457	2,621	648
Net income (loss)	$(2,675)	$28,719	$91,897	$83,301

Earnings (loss) per common share - basic	$(0.02)	$0.18	$0.57	$0.54

Earnings (loss) per common share - diluted	$(0.02)	$0.17	$0.54	$0.50

Basic weighted average shares outstanding	164,087	155,750	159,914	155,114

Diluted weighted average shares outstanding	164,087	168,370	171,759	168,028

(1) Share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend in January 2008. The split did not affect treasury shares.

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except share data - Unaudited

	September 30,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$13,465	$28,226
Accounts receivable - net of allowance for doubtful accounts	106,776	90,244
Derivative assets at fair value	74,966	10,797
Current deferred income tax asset	-	18,946
Other current assets	59,854	42,188
Total current assets	255,061	190,401
Investment in Breitburn Energy Partners	294,872	420,171
Property, plant and equipment
Oil and gas properties, full cost method (including unevaluated costs of $745,684 and $215,228, respectively)	3,633,013	1,764,400
Other property and equipment	597,279	377,946
Property, plant and equipment - net	4,230,292	2,142,346
Derivative assets at fair value	55,044	354
Other assets	49,071	22,574
	$4,884,340	$2,775,846
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$6,956	$34
Accounts payable	226,792	192,855
Income taxes payable	187	46,601
Accrued liabilities	58,034	54,981
Derivative liabilities at fair value	26,741	64,104
Current deferred tax liability	14,454	-
Total current liabilities	333,164	358,575
Long-term debt	2,474,687	813,817
Asset retirement obligations	28,300	23,864
Derivative liabilities at fair value	46	16,327
Other liabilities	12,929	10,609
Deferred income taxes	426,327	374,645
Deferred gain on sale of partnership interests	79,316	79,316
Minority interests in consolidated subsidiaries	28,782	30,338
Stockholders' equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 400,000,000 and 200,000,000 shares authorized respectively; 171,706,359 and 160,633,270 shares issued, respectively	1,717	1,606
Paid in capital in excess of par value	546,791	272,515
Treasury stock of 2,686,622 and 2,616,726 shares, respectively	(15,539)	(12,304)
Accumulated other comprehensive income	109,451	40,066
Retained earnings	858,369	766,472
Total stockholders' equity	1,500,789	1,068,355
	$4,884,340	$2,775,846

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	For the Nine Months Ended
	September 30,
	2008	2007
Operating activities:
Net income	$91,897	$83,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and accretion	125,756	84,614
Deferred income taxes	45,036	37,912
Stock-based compensation	11,810	9,415
Amortization of deferred charges	1,669	1,659
Amortization of deferred loan costs	2,531	1,458
Minority interest expense	2,621	648
Non-cash loss (gain) from hedging and derivative activities	(2,065)	(2,959)
Non-cash loss (income) from equity affiliates	93,864	(682)
Other	276	616
Changes in assets and liabilities:
Accounts receivable	(16,532)	6,754
Other assets	(4,819)	1,545
Accounts payable	(9,619)	511
Income taxes payable	(46,414)	157
Accrued and other liabilities	(21,891)	36,750
Net cash provided by operating activities	274,120	261,699

Investing activities:
Purchases of property, plant and equipment	(985,124)	(720,208)
Alliance Acquisition	(990,649)	-
Return of investment from BreitBurn Energy Partners and equity affiliates	31,435	162
Proceeds from sales of properties and equipment	818	166
Net cash used for investing activities	(1,943,520)	(719,880)

Financing activities:
Issuance of senior notes	468,611	-
Issuance of term loans	686,000	-
Repayment of notes and loans	(1,784)	-
Credit facility borrowings - net	537,304	357,673
Debt issuance costs	(24,545)	(4,513)
Minority interest contributions	-	109,809
Minority interest distributions	(6,343)	(7,694)
Proceeds from exercise of stock options	1,240	15,570
Purchase of treasury stock	(3,235)	(1,525)
Net cash provided by financing activities	1,657,248	469,320

Effect of exchange rate changes in cash	(2,609)	3,170

Net (decrease) increase in cash	(14,761)	14,309

Cash and cash equivalents at beginning of period	28,226	5,281

Cash and cash equivalents at end of period	$13,465	$19,590

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QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Average Daily Production:
Natural Gas (Mcfd)	199,820	178,250	167,393	165,784
NGL (Bbld)	11,534	8,227	11,018	5,880
Oil (Bbld)	1,334	1,673	1,326	1,692
Total (Mcfed)	277,031	237,655	241,458	211,215

Average Realized Prices:
Natural Gas (per Mcf)	$8.20	$6.63	$8.40	$6.77
NGL (per Bbl)	$53.82	$41.82	$52.69	$39.88
Oil (per Bbl)	$84.80	$69.67	$83.70	$60.06
Total (Mcfe)	$8.56	$6.91	$8.69	$6.91

Expense per Mcfe:
Oil and gas production cost	$1.31	$2.02	$1.50	$1.82
Production and ad valorem taxes	$0.17	$0.20	$0.14	$0.23
Depletion, depreciation and accretion	$2.03	$1.47	$1.90	$1.47
General and administrative expense:
Cash expense	$0.49	$0.56	$0.56	$0.49
Litigation resolution	0.38	-	0.14	-
Equity compensation	0.13	0.10	0.15	0.11
Total general and administrative expense	$1.00	$0.66	$0.85	$0.60

QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES BEFORE WORKING
CAPITAL CHANGES TO NET CASH PROVIDED BY OPERATING ACTIVITIES
In thousands - Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net cash provided by operating activities before working capital changes	$126,849	$77,409	$373,395	$215,982

Working capital changes:
Accounts receivable	9,525	(2,955)	(16,532)	6,754
Other assets	4,394	2,021	(4,819)	1,545
Accounts payable	(1,053)	(8,481)	(9,619)	511
Income taxes payable	83	558	(46,414)	157
Accrued and other liabilities	(2,289)	38,599	(21,891)	36,750
Total working capital changes	10,660	29,742	(99,275)	45,717

Net cash provided by operating activities	$137,509	$107,151	$274,120	$261,699

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
In thousands, except per share data - Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2007 (1)	2008	2007 (1)

Net income (loss)	$(2,675)	$28,719	$91,897	$83,301

Adjustments
Related hedges - Northeast Operations	-	(2,000)	-	(2,000)
Termination-related expenses	-	5,396	-	5,396
Divestiture-related profession fees	-	2,000	-	2,000
Legal settlement	9,633	-	9,633	-
Equity portion of derivative loss from BreitBurn Energy Partners	103,520	-	126,360	-
Total adjustments before income tax expense	113,153	5,396	135,993	5,396
Income tax expense	(39,604)	(1,889)	(47,598)	(1,889)
Adjustments for items after taxes	73,549	3,507	88,395	3,507

Adjusted net income	$70,874	$32,226	$180,292	$86,808

Adjusted net income per common share - Diluted	$0.41	$0.19	$1.06	$0.53

Diluted weighed average common shares outstanding	175,770	168,370	171,759	168,028

(1) Share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend in January 2008. The split did not affect treasury shares.

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